United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2007

Langer, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12991 (Commission File Number)	11-2239561 (IRS Employer Identification Number)

450 Commack Road, Deer Park, New York (Address of principal executive offices)	11729-4510 (Zip Code)

Registrant’s telephone number, including area code: 631-667-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 16, 2007, the Company received a written notice (the "Notice") from the staff of The Nasdaq Stock Market ("Nasdaq") stating, among other things, that the Company is now in compliance with Nasdaq Marketplace Rule 4350(i)(1)(D) (the "Rule"). The staff of Nasdaq had previously taken the position that the Company was not in compliance with the Rule because of the existence of anti-dilution provisions under the terms of the Company's note purchase agreement dated as of December 7, 2006 (the "Note Purchase Agreement"), pursuant to which the Company sold an aggregate of $28,880,000 in principal amount of its 5% convertible subordinated notes due December 7, 2011 (the "Notes"), without first obtaining stockholder approval of the issuance of the shares issuable upon conversion of the Notes.

The Rule requires prior approval of the stockholders of the Company if the Company agrees to issue shares of its common stock (or securities convertible into common stock) equal to 20% or more of its outstanding common stock, at a price below the prevailing market price. On the date of issuance of the Notes, the market price of the Company's common stock was $4.06 per share, and the conversion price under the Notes (the "Conversion Price") was $4.75. However, because the anti-dilution provisions of the Note Purchase Agreement could result in the future in a reduction of the price below $4.06, the staff took the position that the Company that it was not in compliance with the Rule.

After discussions with the staff, the Company provided the staff with a letter by which the Company agreed not take any action which would trigger the application of the anti-dilution provisions of the Note Purchase Agreement and result in an adjustment to the Conversion Price to less than $4.06 per share. As a result of the Company's delivery of the aforesaid letter, the Nasdaq staff issued the Notice, confirming that the Company is now in compliance with the Rule.

Item 8.01. Other Events.

The Company issued a press release dated March 1, 2007, with respect to the matters disclosed in Item 3.01 of this Current Report, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1	Press release dated March 1, 2007, regarding notice from The Nasdaq Stock Market with respect to compliance with continued listing requirements.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Langer, Inc.

Date: March 1, 2007	By:	/s/ W. Gray Hudkins
W. Gray Hudkins, President and Chief Executive Officer

Exhibit Index

Exhibit 99.1	Press release dated March 1, 2007, regarding notice from The Nasdaq Stock Market with respect to compliance with continued listing requirements.